UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act

Iberdrola USA, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York	14-1798693
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Durham Hall, 52 Farm View Drive, New Gloucester, Maine 04260
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box	☐

Securities Act registration statement file number to which this form relates: 333-205727

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Common Stock, $0.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Iberdrola USA Capital Stock” relating to Iberdrola USA, Inc.’s (the “Registrant”) common stock par value $0.01 per share (the “Common Stock”) included in the registration statement on Form S-4 (Registration No. 333-205727), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission, is incorporated herein by reference. Any form of proxy statement/prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall be deemed to be incorporated herein by reference. The Registrant intends to change its name to “Avangrid, Inc.” following completion of the proposed merger described in the Registration Statement.

Item 2:	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are quoted on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Iberdrola USA, Inc.
(Registrant)

Dated: December 15, 2015	By:	/s/ Robert Daniel Kump
	Name:	Robert Daniel Kump
	Title:	Director and Chief Corporate Officer